FIRST AMENDMENT TO THE
HOLLY ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective February 10, 2012)

THIS FIRST AMENDMENT (the “First Amendment”) to the Holly Energy Partners, L.P. Long-Term Incentive Plan (As Amended and Restated Effective February 10, 2012) (the “Plan”) is adopted as of January 16, 2013 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Plan was previously adopted to promote the interests of Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing equity-based incentive awards to employees, consultants and directors of Holly Logistics Services, L.L.C., a Delaware limited liability company (the “Company”), and its affiliates, who perform services for or on behalf of the Partnership and its subsidiaries;

WHEREAS, the Plan is administered by the Board of Directors of the Company (the “Board”) or a committee of the Board that is appointed to administer the Plan (referred to as the “Administrator”);

WHEREAS, Section 4(c) of the Plan provides that, in the event of any unit split with respect to which the Administrator determines adjustment is appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Administrator shall, in the manner it deems equitable, adjust, among other things, the number and type of units available for grant under the Plan and the number and type of units subject to outstanding awards, and Section 7(a) of the Plan provides that the Administrator may amend the Plan from time to time; and

WHEREAS, the Administrator has determined that it is desirable to amend the Plan to revise the share limitation set forth in the Plan to reflect the Partnership’s two for one stock split that occurred on January 16, 2013.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below:

1.    Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards granted under the Plan is 2,500,000. No Award (other than any tandem DERs granted with respect to a Phantom Unit) may be paid or settled in cash. If any Award terminates or is canceled prior to and without the delivery of Units or if an Award is forfeited (including the forfeiture of Restricted Units), then the Units covered by such Award, to the extent of such termination, cancellation, or forfeiture, shall again be Units with respect to which Awards may be granted.

2.    Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer, effective as of the Effective Date.

HOLLY ENERGY PARTNERS, L.P.

By: HEP LOGISTICS HOLDINGS, L.P.,
Its General Partner

By: HOLLY LOGISTICS SERVICES, L.L.C.,
Its General Partner

By: /s/ Bruce R. Shaw
Bruce R. Shaw
President

Date: February 15, 2013